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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Thompson Creek Metals Company Inc.:

        We consent to the incorporation by reference in this registration statement on Form S-4/A of Thompson Creek Metals Company Inc. of our reports dated February 24, 2011, with respect to the consolidated balance sheets of Thompson Creek Metals Company Inc. as of December 31, 2010 and 2009, and the related consolidated statements of operations, stockholders' equity and comprehensive income, and cash flows for the years then ended, and the effectiveness of internal control over financial reporting as of December 31, 2010, which reports appear in the December 31, 2010 annual report on Form 10-K of Thompson Creek Metals Company Inc. and to the reference to our firm under the heading "Experts" in the registration statement.

        Our report on the consolidated financial statements refers to a change in the goodwill impairment testing measurement date and to a change in the method of accounting for common stock warrants.

/s/ KPMG LLP

Denver, Colorado
September 8, 2011

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM